SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                                 Kaye Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
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________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:


________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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     [_]  Fee paid previously with preliminary materials:


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     [_]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

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

                                     [LOGO]


                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168

                    Notice of Annual Meeting of Stockholders
                           To Be Held on May 15, 2000

To the Stockholders of Kaye Group Inc.:

     The Annual Meeting of Stockholders of Kaye Group Inc. (the "Company") will be held at Club 101, 101 Park Avenue, New York, New York, on Monday, May 15, 2000, at 10:00 a.m., local time, for the following purposes:

          |_| To elect eight directors of the Company to serve for a term expiring at the 2001 Annual Meeting of Stockholders;

          |_| To amend the Company's Stock Option Plan and Restated Supplemental Stock Option Plan by merging the Plans and increasing the number of shares of Common Stock available for the grant of awards from 1,000,000 shares to 1,350,000 shares; and

          |_| To transact such other business as may properly come before the meeting or any adjournment thereof.


     The Board of Directors has fixed the close of business on April 1, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. An envelope is enclosed for your convenience which, if mailed in the United States, requires no postage.

     A copy of the Company's Annual Report for the year ended December 31, 1999 and a Proxy Statement accompany this notice. The Company will provide a copy of its Annual Report on Form 10-K to any stockholder, without cost, upon written request.

                                             By order of the Board of Directors,


                                             Ivy S. Fischer
                                             Secretary
                                             Kaye Group Inc.

April 20, 2000

                                     [LOGO]


                                 KAYE GROUP INC.
                              122 East 42nd Street
                            New York, New York 10168

                                  MAILING DATE

                                 April 20, 2000

               Proxy Statement for Annual Meeting of Stockholders

                           To be Held on May 15, 2000


General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Kaye Group Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held at the Club 101, 101 Park Avenue, New York, New York, on May 15, 2000, at 10:00 a.m., local time, and at any adjournment thereof. At the Meeting, stockholders of the Company will consider and act upon the following matters:

          Proposal 1. |_| To elect eight directors of the Company to serve for a term expiring at the 2001 Annual Meeting of Stockholders;

          Proposal 2. |_| To amend the Company's Stock Option Plan and Restated Supplemental Stock Option Plan by merging the Plans and increasing the number of shares of Common Stock available for the grant of awards from 1,000,000 shares to 1,350,000 shares; and

          Proposal 3. |_| To transact such other business as may properly come before the Meeting or any adjournment thereof.


Record Date

     The holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on April 1, 2000 will be entitled to notice of, and entitled to vote at the Meeting. On such record date there were outstanding 8,463,354 shares of Common Stock. The holders of record on the Record Date of shares of the Common Stock are entitled to one vote per share of Common Stock on each proposal submitted to a vote at the Meeting.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum to transact business at the Meeting. Shares as to which authority to vote on Proposal No. 1 is withheld, shares abstaining with respect to Proposal No. 2 and broker non-votes (where a broker submits a proxy but does not have authority to vote a client's shares on one or more matters) on any Item will be considered present at the Meeting for purposes of establishing a quorum.


Required Vote

Under the Company's Certificate of Incorporation and applicable Delaware law, the affirmative votes of holders of a plurality of the votes cast at a meeting at which a quorum is present is required to approve the election of directors (Proposal No. 1), and the affirmative vote of holders of a majority of the shares of Common Stock represented at a meeting at which a quorum is present is required to approve the amendment of the Stock Option Plans (Proposal No. 2).


Proxies

The enclosed proxy provides space for a stockholder to vote for, or to withhold authority to vote for, any or all of the Company's nominees for Directors. (Proposal No. 1). The proxy also provides space for a stockholder to vote for, against, or to abstain from voting on approval of the amendment to the Stock Option Plans (Proposal No. 2). Unless otherwise indicated thereon, when you sign and return the enclosed proxy properly executed, the shares represented thereby will be voted FOR the Directors described herein, and FOR Proposal No. 2 and for the grant of discretion to the proxy holders, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

Each holder of record giving the proxy enclosed with this Proxy Statement may revoke it at any time, prior to the voting thereof at the Meeting, by (i) delivering to the Company a written revocation of the proxy, (ii) delivering to the Company a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be sent to the attention of the Secretary of Kaye Group Inc. at the Company's offices at 122 East 42nd Street, New York, New York 10168.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN YOUR PROXY IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

Manner of Solicitation

The costs of solicitation will be borne by the Company. Following the original solicitation of proxies by mail, certain of the officers and regular employees of the Company may solicit proxies by correspondence, telephone, or in person, but without extra compensation. The Company will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

No Dissenters' Rights

The stockholders of Kaye do not have any rights of appraisal or similar rights of dissenters, whether they vote for or against the proposals.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


     The following table sets forth information as of April 1, 2000 with respect to beneficial ownership of the Company's Common Stock by any person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each Director, each nominee for Director, the named executives (as defined below) and all Directors and executive officers as a group, based upon 8,463,354 shares of Common Stock outstanding as of that date.

                                                 Shares Beneficially Owned (1)
Record Owner                                             Number  Percent
------------                                             ------  -------
Kaye Investments L.P. (2)                             2,216,140   26.19
ZS Pubco I L.P. (3)                                   1,129,242   13.34
Woodbourne Partners, L.P. (4)                           864,137   10.21

Directors and Named Executives:
Bruce D. Guthart (2)(5)                                 501,575    6.28
Howard Kaye (2)(5)                                      949,686   11.22
Michael P. Sabanos (5)                                   28,000   *
Robert L. Barbanell (5)                                  22,000   *
Richard Butler (5)                                       26,800   *
Elliot S. Cooperstone (5)                                 3,000   *
David Ezekiel (5)                                        25,000   *
Ned L. Sherwood (5)                                     485,003    5.73
Marc I. Cohen (5)                                        10,750   *
Robert N. Munao (5 )                                          0   *
All executive officers and directors as a group
  (10 persons) (2)(5)

----------
* denotes less than 1%
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, which attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. The figures assume exercise by the stockholder named in each row of all options held by such stockholder which are exercisable on or within 60 days of April 1, 2000.

(2) The general partners of Kaye Investments L.P. ("Investments") are Kaye KINV, Inc. ("KINV"), a Delaware corporation, and Walter Kaye Associates, Inc. ("WKA"), a New York corporation. KINV owns 42% of Investments; WKA owns 20% of Investments. Bruce D. Guthart and Howard Kaye own 5.3% and 47.3% respectively, of KINV. Howard Kaye owns 19.2% of WKA. Pursuant to Investments' partnership agreement and the KINV and WKA stockholders' agreements, the number of shares reflected in the above chart for Messrs. Guthart and Kaye include shares that would be distributed to them upon the dissolution of Investments, KINV and WKA. Messrs. Guthart and Kaye and KINV and WKA may be deemed to be beneficial owners of the Common Stock of the Company owned by Investments, but each disclaims such beneficial ownership. The number of shares reflected for Messrs. Guthart and Kaye in the above chart includes 605,545 shares that would be distributed to Messrs. Guthart and Kaye upon the dissolution of Investments, KINV and WKA. The number of shares reflected for Investments in the above chart also includes 606,545 shares that would be distributed to Messrs. Guthart and Kaye upon the dissolution of Investments, KINV and WKA. Thus, if such shares were distributed to Messrs. Guthart and Kaye, the remaining shares held by Investments would total 1,609,595. ZS Kaye Inc. ("ZS") is a limited partner in Investments. Ned L. Sherwood owns 43.71% of the stock of ZS. The information contained herein with respect to these shares has been obtained from the Schedule 13D filed on November 12, 1998, by the beneficial owners named therein. ZS has no power to vote or dispose of any shares held by Investments, and ZS disclaims beneficial ownership of shares of Investments. The number of shares reflected for Mr. Sherwood in the above chart does not include shares that would be distributed to Mr. Sherwood upon the dissolution of Investments and ZS.

(3) The information contained herein with respect to these shares has been obtained from Amendment No. 1 to Schedule 13D filed August 5, 1999, by the beneficial owners named therein.

(4) The information contained herein with respect to these shares has been obtained from the Amendment No. 3 to Schedule 13D filed September 21, 1998, by the beneficial owners named therein. Woodbourne Partners, LP disclaims beneficial ownership of such shares.

(5) Includes options (see note (1)) for the following individuals to acquire the following shares: Bruce D. Guthart, 180,000; Howard Kaye, 20,000; Michael P. Sabanos, 23,000; Robert L. Barbanell, 10,000; Richard Butler, 15,000; Elliot Cooperstone, 3,000; David Ezekiel, 15,000; Marc I. Cohen, 10,000; and Robert N. Munao, 0.




                      MATTERS TO BE VOTED ON AT THE MEETING


ELECTION OF DIRECTORS

     Pursuant to the bylaws of the Company, the Board of Directors has determined that the number of Directors constituting the full Board of Directors is eight. Each Director is to be elected to hold office until the next Annual Meeting of Stockholders or until his successor is chosen and qualified. Messrs. Guthart, Sherwood, Ezekiel and Butler became Directors of the Company in 1993. Mr. Barbanell became a Director in 1995. Mr. Kaye became a Director in 1996. Messrs. Sabanos and Cooperstone became Directors in 1997.

     The Company believes that each of the nominees for Director will be able to serve. If any of the nominees would be unable to serve, the enclosed proxy confers authority to vote in favor of such other person or persons as the Board of Directors at the time recommends to serve in place of the person or persons unable to serve.

Nominees for Directors

     Listed below are the name, age (as of April 1, 2000), principal business experience during the last five years, and other information regarding each of the persons proposed to be nominated for election as Director.

     Bruce D. Guthart, C.P.C.U., is 44 years old. Mr. Guthart is the Chairman, President and Chief Executive Officer ("CEO") of the Company. He has held the position of President of the Company since its formation 1993. He was appointed CEO in 1996 and Chairman in 1997. Mr. Guthart is an officer and director and stockholder of Kaye KINV, Inc., the managing general partner of Kaye Investments, L.P. Mr. Guthart is also a director and, except where noted, Chairman, CEO and President of the following subsidiaries of the Company: Old Lyme Insurance Company of Rhode Island, Inc. (since November 1999, Chairman and CEO only), Claims Administration Corporation (since November 1999, Chairman and CEO only), Program Brokerage Corporation (since November 1999, Chairman and CEO only), Old Lyme Insurance Company, Ltd. (director only), Park Brokerage, Ltd. (director only), Kaye Insurance Associates, Inc. (director, CEO and President only), Kaye-Western Insurance & Risk Services, Inc. (director, CEO and President only), Kaye Corporation of Connecticut (director, CEO and President only), Kaye Administrators Corporation (director, CEO and President only), Kaye Services Corp.

     Howard Kaye is 54 years old. Mr. Kaye is Chairman of Kaye Insurance Associates, Inc. and previously served as Chairman of the Company. Mr. Kaye is an officer, director and stockholder of Walter Kaye Associates, Inc. and Kaye KINV, Inc., general partner of Kaye Investments, L.P. Mr. Kaye is also a director and Chairman of the following subsidiaries of the Company: Kaye-Western Insurance & Risk Services, Inc., Kaye Corporation of Connecticut, Kaye Administrators Corporation.

     Michael P. Sabanos, C.P.A., is 43 years old. Mr. Sabanos, the Chief Financial Officer ("CFO") of the Company, was appointed Executive Vice President of the Company in November 1999. He had served as the Senior Vice President since joining the Company in 1996. Prior to joining the Company, Mr. Sabanos was Executive Vice President and Chief Financial Officer of Kalvin-Miller International, Inc. from 1993 to 1996.

Mr. Sabanos is also a director and, except where noted, Executive Vice President (previously Senior Vice President) and CFO of the following subsidiaries of the
Company: Old Lyme Insurance Company of Rhode Island, Inc., Claims Administration Corporation, Program Brokerage Corporation, Old Lyme Insurance Company, Ltd. (director only), Park Brokerage, Ltd. (director only), Kaye Insurance Associates, Inc., Kaye Corporation of Connecticut, Kaye Administrators Corporation, Kaye-Western Insurance & Risk Services, Inc., Kaye Services Corp.

     Robert L.  Barbanell  is 69 years old. He has served as President of Robert
L. Barbanell Associates, Inc., a financial consultancy firm since July 1994. He is a director of Cantel Industries, Inc., Marine Drilling Companies, Inc. and Sentry Technology Corporation.

     Richard B. Butler is 46 years old. Mr. Butler is the Senior Managing Partner of Strategic Capital Advisors, LLC, a financial services consulting firm. From 1992 to 1999 Mr. Butler was Managing Director and Head of the Financial Institutions Group at ING Barings, a global investment banking firm. From 1995 to 1999, he also served as President and CEO of ING (U.S.) Capital Securities, a wholly owned subsidiary of ING Barings. Mr. Butler was Managing Director of the Worldwide Insurance Group at Chase Manhattan Bank from 1982 to 1992.

     Elliot S. Cooperstone is 38 years old. He is Chairman and Chief Executive Officer of EmployeeMatters, Inc., an internet-based business services outsourcing firm. From 1997 until March 1999, Mr. Cooperstone served as an Executive Vice President of Payroll Transfers, Inc., a Tampa, Florida privately-held employee administration outsourcing firm. Mr. Cooperstone served as Executive Vice President and Chief Administrative Officer of Alexander and Alexander Services, Inc. ("A&A"), one of the world's largest risk management and insurance brokerage organizations, from 1994-1997, before its acquisition by Aon corporation in 1997. Mr. Cooperstone was also President and CEO of A&A's U.S. operation. He previously served as Assistant to the Vice Chairman with Travelers Group.

     David Ezekiel is 51 years old. He has, since 1981, been the President and Managing Director of International Advisory Services, Ltd. ("IAS"), an insurance management company in Bermuda which is a subsidiary of Mutual Risk Management, Ltd. IAS manages Old Lyme Insurance Company, Ltd., a subsidiary of the Company, under contract as one of 110 insurance companies that IAS manages. Mr. Ezekiel is also a director of H&H Reinsurance Brokers, Ltd.

     Ned L. Sherwood is 50 years old. He owns and controls the general partner of ZS Fund, L.P. Mr. Sherwood has served as President of N.L. Sherwood & Co., Inc., a private investment firm, since September 1985. He is also a director of Mazel Stores and Market Facts, Inc. Mr. Sherwood is an officer and director of ZS Kaye, Inc., a limited partner of Investments; and a member of ZS Pubco I L.L.C., the general partner of ZS Pubco I. L.P.


PROPOSAL TO AMEND THE STOCK OPTION PLANS

     The total number of shares of the Company's Common Stock available for the grant of awards pursuant to the Kaye Group Inc. Stock Option Plan and the Kaye Group Inc. Restated Supplemental Stock Option Plan (collectively the "Option Plans") is 350,000 and 650,000, respectively, for a total of 1,000,000 shares available for the grant of awards. As of December 31, 1999, 1,000,000 shares were awarded to eligible participants pursuant to the Option Plans. The Company previously announced that it intends to continue its strategy to pursue the acquisition of suitable brokerage firms, and has found that the ability to offer potential acquisition candidates options in the Company's stock has proved to be a positive negotiating tool in such transactions. The Company has also found that offering options is a significant factor in attracting new employees in this economic climate. On January 24, 2000 the Company's Board of Directors approved an amendment of the Option Plans to merge the Stock Option Plan into the Restated Supplemental Stock Option Plan (the Option Plans are virtually identical in substance), and to increase the total number of shares of Common Stock available for the grant of awards under such Option Plans from 1,000,000 to 1,350,000, and approved its submission to the stockholders for adoption. The merged Option Plans shall be referred to as the Amended and

Restated Stock Option Plan. It is the intention of the Company that options may be granted under the Amended and Restated Stock Option Plan through May 2010. The proposed Amended and Restated Stock Option Plan is set forth as Exhibit A to this Proxy Statement.

         The Board of Directors unanimously recommends approval of the Amendment of the Option Plans by stockholders. Unless otherwise instructed, signed proxies which are returned in a timely manner will be voted FOR approval of the Amendment.


                       DIRECTOR MEETINGS AND COMPENSATION

Board of Directors

     The Board of Directors held eight meetings during the year ended December 31, 1999. Each of the Company's directors participated in excess of 75% of the meetings.

Committees of the Board

     Pursuant to its bylaws, the Company has established standing Audit, Compensation and Investment Committees.

     The Audit Committee reviews and makes recommendations to the Board of Directors regarding internal accounting and financial controls and accounting principles, auditing practices, the engagement of independent public accountants and the scope of the audit to be undertaken by such accountants. The Audit Committee also reviews material transactions between the Company and its subsidiaries and affiliates. The bylaws of the Company require that a majority of the members of the Audit Committee be independent directors. The current members of the Audit Committee are Messrs. Butler, Barbanell and Ezekiel. The Audit Committee held three meetings during the year ended December 31, 1999. Each of the Committee members attended all of the meetings.

     The Compensation Committee has the authority of the Board of Directors with respect to the compensation, benefit and employment policies and arrangements for all officers of the Company and with respect to the compensation and benefit plans generally applicable to the Company's employees. The Committee also administers the Company's 1993 Stock Option Plan and the Restated Supplemental Stock Option Plan, dated May 1996, with authority to grant options to eligible individuals, and the Stock Performance Plan. The members of the Compensation Committee are Messrs. Barbanell, Sherwood and Cooperstone. The Compensation Committee held four meetings during the year ended December 31, 1999. Each of the Committee members attended all of the meetings.

     The Investment Committee oversees the Company's and its subsidiaries' investment activity. The members of the Investment Committee are Messrs. Butler, Sabanos, Ezekiel and Sherwood. The Investment Committee held one meeting during the year ended December 31, 1999. Each of the Committee members attended the meeting.

Director Compensation

     In 1999, directors of the Company not employed by the Company or affiliated with Kaye Investments, L.P. received fees of $10,000 annually, $1,000 per board meeting attended and $500 per committee meeting attended, as well as an annual grant of 5,000 options for the Company's stock. Chairpersons of the Audit and Compensation Committees receive an additional $500 per quarter. Messrs. Butler, Ezekiel, Barbanell and Cooperstone received aggregate fees in 1999 of $20,500, $17,500, $20,500 and $17,500, respectively, for their services, as well as 5,000 stock options each in 1999. The exercise price for the options granted in 1999 is $8.24, which is above the trading price of the Common Stock as of April 1, 2000.

Compensation Committee Interlocks and Insider Participation

     Mr. Sherwood was a director of, and had shared beneficial ownership of more than ten percent of the outstanding common stock of, Sun Television and Appliances, Inc. ("Sun TV"). In 1994, Sun TV and a subsidiary of the Company entered into two agreements whereby the Company's subsidiary agreed to assume certain service contracts that were sold by Sun TV to its retail customers (the "Agreement") and contracted with Sun TV to have Sun TV provide repair services under certain service contracts. The Board of Directors believes that the agreements were commercially reasonable. On September 11, 1998, Sun TV filed bankruptcy petitions under Chapter 11 of the Bankruptcy Code. The Company's subsidiary filed a proof of claim on March 11, 1999 for any and all amounts that are due and owing under the Agreement.

                  INFORMATION REGARDING EXECUTIVE COMPENSATION

Summary Compensation Table

     The following Summary Compensation Table discloses for the fiscal year indicated individual compensation information on Mr. Guthart, the Company's Chief Executive Officer in 1999, and the four other most highly compensated executive officers (collectively, the "named executives"):



                                                                                                           Long-Term
                                                      Annual Compensation (1)                            Compensation(4)
                                                     ------------------------         Other Annual       ---------------
                                       Fiscal        Salary            Bonus          Compensation          Options
   Name and Principal Position          Year          ($)               ($)              ($)(2)               (#)
   ---------------------------          ----          ---               ---              ------               ---


Bruce D. Guthart                          1999       $450,000          $100,000       $  8,678             102,500(5)
  Chairman,                               1998        450,000           450,000          8,261                   0
  President, and                          1997        453,300           315,000          6,529             200,000
  Chief Executive Officer



Howard Kaye                               1999       $450,000          $      0       $ 15,263                   0
Chairman of Kaye Insurance                1998        450,000            66,667         15,103                   0
Associates, Inc.                          1997        454,278                 0          9,394                   0



Michael P. Sabanos                        1999       $250,000          $ 55,000       $ 12,099              75,000
 Executive Vice President                 1998        247,500           125,000         10,626                   0
 and Chief Financial Officer              1997        219,077            44,000         12,892              25,000



Marc I. Cohen                             1999       $250,000          $110,000       $ 10,819              85,500
 President                                1998        250,000           250,000         10,324               5,000
 Program Brokerage Corp.,                 1997        168,269            40,600          3,250              15,000
 Claims Administration Corp., and
 Old Lyme Ins. Co. of  Rhode Island



Robert N. Munao                           1999       $ 40,770(3)       $  9,826       $      0              10,000
  Executive Director of                   1998              0                 0              0                   0
  Kaye Insurance Associates, Inc.         1997              0                 0              0                   0



----------
(1) All compensation described in the table was paid by the Company's subsidiary, Kaye Insurance Associates, Inc., except for Mr. Cohen's compensation which was paid by the Company's subsidiary, Program Brokerage Corporation.

(2) All amounts include the estimated value of a Company-provided automobile devoted to personal use, commissions and employer contributions made pursuant to the Company's Retirement Savings Plan.

(3) Mr. Munao's employment with the Company commenced on November 1, 1999 and, thus, his salary, as reflected, was for a portion of the year.

(4) During 1998 Messrs. Sabanos and Cohen were each granted 38,461 shares of Performance Stock under the Company's Stock Performance Plan. In 1999, Mr. Munao was granted 13,008 shares of Performance Stock under the Plan. Grants of stock under this Plan are intended to attract and retain Key Employees for a long period after the grant date. In addition, the Plan is intended to provide an incentive for Key Employees to achieve long-range performance goals, and enable Key Employees to share in the successful performance of the stock of the Company as measured against pre-established performance goals. The dollar value of the grants to Messrs. Sabanos, Cohen and Munao on the date of such grants was $250,000, $250,000 and $100,000, respectively. This value represents the number of shares granted multiplied by the closing market price of the Company's common stock on the NASDAQ on the date of the grant. In 1999, 7,692 of the shares granted to Messrs. Sabanos and Cohen were awarded pursuant to the Plan. No shares granted or awarded under this Plan have vested.

(5) Mr. Guthart was granted options for 225,000 shares of the Company's stock, of which 102,500 were issued effective December 16, 1999, and the balance will be issued upon shareholder approval of Proposal 2 at the next Annual Meeting of Stockholders. See Compensation Committee Report.


Employment Agreements

     Messrs. Guthart and Munao have employment agreements with the Company or its subsidiaries which expire on December 31, 2001, and May 25, 2001, respectively. The employment agreements between the Company and Mr. Sabanos, and the Company and Mr. Cohen may be terminated by the Company or the employee, upon 60 days written notice of termination to the other.

     Upon termination of employment related to Change of Control of the Company, as defined in his employment agreement, Mr. Guthart is entitled to receive two times his Prior Compensation (salary and bonus in respect of the calendar year preceding termination), as defined, and benefits, and his previously granted stock options vest. The Board of Directors has approved a proposal recommended by the Compensation Committee that in the event of a termination of employment within one year following a Change of Control of the Company, certain key executives would receive one times their annual compensation.

Options

     The following table sets forth certain information relating to stock option grants made in 1999 to the named executives:

                                                                                        Potential Realizable
                                                                                          Value at Assumed
                                                                                          Annual Rates of
                                                                                            Stock Price
                                                                                          Appreciation for
                                                                                            Option Term
                           Number of        % of Total                                      -----------
                          Securities         Options
                          Underlying        Granted to
                            Options        Employees in      Exercise    Expiration
         Name             Granted (#)    Fiscal Year (1)      Price         Date         (5%)        (10%)
         ----             -----------    ---------------      -----         ----         ----        -----

Bruce D. Guthart            102,500            30.0           $7.50       12/14/09     $483,463      $1,225,190
Michael P. Sabanos           75,000            21.9            7.50       12/14/09      353,753         896,480
Marc Cohen                   10,000             2.9            8.24       10/31/09       51,821         131,324
                             75,000            21.9            7.50       12/14/09      353,753         896,480
Robert Munao                 10,000             2.9            8.24       10/31/09       51,821         131,324


(1) Does not include 20,000 options issued to directors during 1999.

The following table sets forth, as of December 31, 1999, certain information relating to stock option grants held by the named executives:

                                             Number of Securities Underlying
                                             Unexercised Options at
                                             Fiscal Year End (#)
           Name                              Exercisable/Unexercisable
           ----                              -------------------------

      Bruce D. Guthart                     170,000      /     195,000

      Howard Kaye                           20,000      /       2,500

      Michael P. Sabanos                    21,000      /      89,000

      Marc Cohen                             7,000      /      98,000

      Robert Munao                               0      /      10,000



Compensation Committee Report

     Through  the Kaye  Group  Inc.  Stock  Option  Plan and the Kaye Group Inc.
Restated Supplemental Stock Option Plan, 1,000,000 options were awarded as of December 31, 1999, and no options were available to be awarded. On January 24, 2000, the Company's Board of Directors approved the amendment of the Kaye Group Inc. Option Plan and Restated Supplemental Stock Option Plan to merge the Option Plans and to increase the total number of shares of Common Stock available for the grant of awards from the combined Plans from 1,000,000 to 1,350,000, and approved its submission to the stockholders for adoption.

     Through the Kaye Group Inc. Stock Performance Plan, the Committee may grant Performance Stock. Grants of Performance Stock were made during 1999 to Mr. Munao as well as to other employees of the Company.

     Having established a policy for executive compensation, as described in the Company's proxies dated April 17, 1997, April 14, 1998 and April 20, 1999, the Compensation Committee began holding discussions in early 2000 with the Company's Chairman, President and Chief Executive Officer, Bruce D. Guthart, as to a formula for a bonus achievable in 2000 and, specifically, the performance targets for such a bonus. The Committee has determined that Mr. Guthart shall be entitled to receive a bonus equal to 50% of his base salary if the Company's earnings per share ("EPS") for the calendar year 2000, as adjusted for events deemed in good faith by the Board of Directors to be extraordinary, equals a target amount, and shall be adjusted either upward or downward if EPS exceeds or does not reach such target.

     Subsequent to the approval by the stockholders of the 1999 Equity Incentive Compensation Plan, the Board and Messrs. Guthart and Sabanos (i.e, the proposed recipients of grants under the Plan), jointly deemed that an award of options pursuant to the Company's Option Plans would more appropriately compensate and incentivize such executive employees to achieve continued growth of the Company's business and stock price, and to fully share in the financial success of the Company. Accordingly, rather than make any award to such individuals (or to any other individual) pursuant to the 1999 Equity Incentive Compensation Plan, on December 16, 1999, the Compensation Committee approved and recommended for ratification to the Board the award of certain stock option grants to Messrs. Guthart and Sabanos and to Marc Cohen, who had been recently appointed as President of several of the Company's subsidiaries, effective December 16, 1999. The Compensation Committee recommended that Messrs. Sabanos and Cohen should be immediately granted options on 75,000 Shares of Kaye Group Inc. stock, and that Mr. Guthart should be granted options on 225,000 Shares, as follows: he should immediately receive 102,500 options, which were all of the options available for grant on December 16, 1999, with the balance of the options (122,500) to be issued pending the approval by the stockholders at the next Annual Meeting of an appropriate increase in the number of shares of the Company's stock available for option grants, and, in the absence of such stockholder approval, Mr. Guthart would receive an appropriate "Change of Control" payment. On January 24, 2000, the Board ratified the Compensation Committee's recommendation.


                                       By the Compensation Committee:
                                              Robert L. Barbanell
                                              Elliot S. Cooperstone
                                              Ned L. Sherwood

                                PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return during the five years, ended December 31, 1999, with the Center for Research and Security Prices ("CRSP") Index for NASDAQ Stock Market (U.S. Companies), the NASDAQ Insurance Stock Index (which index includes approximately 80 corporations that describe themselves as insurance entities and are traded on the NASDAQ system), and a group of peer insurance brokerage companies and property and casualty companies (Arthur J. Gallagher & Co., Brown & Brown Inc., Frontier Insurance Group Inc., Hilb Rogal and Hamilton Co., Meadowbrook Insurance Group, Mutual Risk Management, Ltd. and Penn-American Group). This peer group will replace the NASDAQ Insurance Stock Index in proxies issued by the Company in the future. The Company selected the businesses in this peer group in its good faith belief that these other public companies are most similar to the Company's insurance business. The graph assumes $100 invested on December 31, 1994 in the Company's Common Stock and $100 invested at that time in each of the selected indices. The Company and the indices assume that all dividends are reinvested.

                   COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
                                KAYE GROUP INC.,
                       CRSP INDEX FOR NASDAQ STOCK MARKET
            (U.S. COMPANIES), NASDAQ INSURANCE STOCKS AND PEER GROUP



 [THE FOLLOWING TABLE IS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

                               [OBJECT OMITTED]


                                                                Period Ending
Index                            12/31/94     12/31/95    12/31/96       12/31/97      12/31/98     12/31/99
-----                            --------     --------    --------       --------      --------     --------
Kaye Group Inc.                    100.00        83.01       55.37          70.71         81.20        91.82
NASDAQ - Total US                  100.00       141.34      173.90         213.07        300.43       555.99
NASDAQ Insurance Index             100.00       142.05      161.92         237.52        211.62       164.41
KAYE Group Inc. Peer Group         100.00       141.28      144.73         202.68        213.20       169.19


                 CERTAIN RELATED TRANSACTIONS AND RELATIONSHIPS

Transactions with Non-Consolidated Entities

     International Advisory Services, Ltd., an insurance management company located in Bermuda of which Mr. Ezekiel, a Director of the Company, and an officer of Old Lyme Insurance Co., Ltd., is a director, provides various management services to Old Lyme Insurance Co., Ltd., a subsidiary of the Company. During 1997, 1998 and 1999, Old Lyme Insurance Co., Ltd. paid to International Advisory Services, Ltd. management fees of $37,500, $30,000 and $20,000, respectively.

     Mr. Ezekiel is also a director of an insurance brokerage company, H & H Reinsurance Brokers, Ltd. Pursuant to a reinsurance contract between Old Lyme Insurance Company of Rhode Island, Inc., a subsidiary of the Company, and unrelated insurance carriers (Transatlantic Reinsurance Company and USF Reinsurance Company), H & H Reinsurance Brokers, Ltd. received commissions from Old Lyme Insurance Company of Rhode Island, Inc. of $38,114, $0, and $0, in 1997, 1998 and 1999, respectively, in connection with such contract.

     Mr. Sherwood, a Director of the Company, is a director of, and had shared beneficial ownership of more than ten percent of the outstanding common stock of Sun Television and Appliances, Inc. ("Sun TV"). In 1994, Sun TV and a subsidiary of the Company entered into two agreements whereby the Company's subsidiary agreed to assume certain service contracts that were sold by Sun TV to its retail customers (the "Agreement") and contracted with Sun TV to have Sun TV provide repair services under certain service contracts. The Board of Directors believes that the agreements were commercially reasonable. On September 11, 1998, Sun TV and Sun TV and Appliances, Inc. filed bankruptcy petitions under Chapter 11 of the Bankruptcy Code. The Company's subsidiary filed a proof of claim on March 11, 1999 for any and all amounts that are due and owing under the Agreement.

     On December 30, 1998, subsequent to a vote of Stockholders at a Special Meeting of Stockholders of the Company, Kaye Holding Corp. ("KHC"), a
subsidiary, was merged with and into the Company, with the Company being the survivor. As a result, each share of KHC's Common Stock, par value $.01 per share, was converted into 82.63835 shares of the Company's Common stock, par value $.01 per share. The Merger increased the number of outstanding shares of the Company's common Stock from 7,020,000 to 8,474,435.

     Kaye International L.P. ("KILP"), the former owner of the majority of shares of Common Stock of the Company, incurred a management fee to Kaye Insurance Associates, Inc., a subsidiary of the Company, of $50,000 in each of 1998 and 1997, pursuant to a Management Agreement, dated January 1, 1997. The Management Agreement terminated in 1998 with the dissolution of KILP.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, during the fiscal year ended December 31, 1999, the Company's officers, directors and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except Kaye
Investments L.P., Kaye KINV, Inc. Walter Kaye Associates, Inc., Bruce D. Guthart, Howard Kaye, Lawrence Greenfield and Walter Kaye did not file the required forms to report the dissolution of KILP in May 1998 and dissolution of Old Lyme Holdings of Rhode Island, Inc. in October 1998.


                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP has been selected by the Company to serve as its independent certified public accountants for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.


                          FUTURE STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders must be received by the Company not later than January 25, 2001 to be eligible for inclusion in the proxy statement and form of proxy relating to that Meeting.

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders that are not received by the Company before April 1, 2000 will be untimely. Upon the presentation at the next Annual Meeting of any presentation not timely proposed, the persons named in the proxy accompanying the Company's proxy statement relating to that meeting will have the discretionary authority to vote all proxies on such matters.


                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the Meeting. If any other proper business should be presented at the Meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.

                                             By order of the Board of Directors,
                                             Ivy S. Fischer
                                             Secretary
                                             Kaye Group Inc.

                                                                       EXHIBIT A


                                 KAYE GROUP INC.
                     AMENDED AND RESTATED STOCK OPTION PLAN

                                    ARTICLE I

                                 Purpose of Plan

     The Amended and Restated Stock Option Plan (the "Plan") of Kaye Group Inc. ("KGI" and, together with its subsidiaries, the "Company"), has been adopted by the Board of Directors and stockholders of KGI effective May, 2000, shall replace the Stock Option Plan (effective August 1993) and the Restated Supplemental Stock Option Plan (effective May 1999), and is intended to advance the best interests of KGI by providing executives, directors and other employees of the Company with additional incentives by allowing such employees to acquire an ownership interest in KGI.

                                   ARTICLE II

                                   Definitions

     For purposes of the Plan the following terms have the indicated meanings:

     "Board" means the Board of Directors of KGI.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Committee" means the Compensation Committee or such other committee of the Board as the Board may designate to administer the Plan. The Committee shall be composed solely of two or more disinterested persons (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934) as appointed from time to time by the Board.

     "Common Stock" means the Common Stock, par value $.01 per share, of KGI.

     "Fair Market Value" of the Common Stock as of any date shall be deemed to be the closing price of the Common Stock on the principal securities exchange or market on which the Common Stock is listed or quoted for trading on (or the last trading day before) the date that such determination is to be made. If the Common Stock is not listed or quoted on any exchange or market as of the date such determination is to be made or the Committee determines in good faith that the price determined in the previous sentence should not be used, then the Committee shall determine the fair market value of the Common Stock (expressed on a per-share basis) as of such date, based on the consolidated results of operations, financial condition and future prospects of the Company and such other factors as the Committee may deem appropriate. Fair Market Value shall be determined without regard to any restriction on transferability of the Common Stock other than any such restriction which by its terms will never lapse.

     "Participant" means any director, executive or other employee of the Company who has been selected to participate in the Plan by the Committee or the Board.

     "Sale of KGI" means a merger or consolidation effecting a change in control of KGI, a sale of all or substantially all of the assets of KGI or a sale of a majority of the outstanding voting securities of KGI effecting a change in control of KGI.

     "Subsidiary" means any subsidiary corporation (as such term is defined in Section 424(f) of the Code) of KGI.


                                  ARTICLE III

                                 Administration

     The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Options to Participants (each as defined in Article IV) in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Options as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Options granted under the Plan and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Participants, the Company and all other persons. All expenses associated with the administration of the Plan shall be borne by the Company. The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such persons or entities as it deems appropriate.

                                   ARTICLE IV

                         Limitation on Aggregate Shares

     The number of shares of Common Stock with respect to which stock purchase options ("Options") may be granted under the Plan shall not exceed, in the aggregate, 1,350,000 shares, subject to adjustment in accordance with paragraph
6.4. To the extent any Options expire unexercised or are canceled, terminated or forfeited in any manner without the issuance of Common Stock thereunder, such shares shall again be available under the Plan. The shares of Common Stock available under the Plan may consist of authorized and unissued shares, treasury shares or a combination thereof, as the Committee shall determine.

                                    ARTICLE V

                                     Awards

     5.1 Grant of Options. The Committee may grant Options to Participants from time to time in accordance with this Article V. Subject to the preceding sentence, the Committee may grant all available options under the Plan to a single Participant in one or more grants in any one calendar year. Options granted under the Plan may be nonqualified stock options or "incentive stock options" within the meaning of Section 422 of the Code or any successor provision, as specified by the Committee; provided, however, that no incentive stock option may be granted to any Participant who, at the time of grant, owns stock of the Company (or any Subsidiary) representing more than 10% of the total combined voting power of all classes of stock of the Company (or such Subsidiary, unless the exercise price of such incentive stock option equals at least 110% of the Fair Market Value of the Common Stock determined as of the date of Option grant). The exercise price per share of Common Stock under each Option shall be fixed by the Committee at the time of grant of the Option and shall equal at least 100% of the Fair Market Value of a share of Common Stock on the date of grant, but not less than the par value per share (as adjusted pursuant to paragraph 6.4). Options shall be exercisable at such time or times as the Committee shall determine; provided, however, that the aggregate Fair Market Value of the Common Stock (determined as of the date of Option grant) with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all stock option plans of the Company) may not exceed $100,000. The Committee shall determine the term of each Option, which term shall not exceed ten years from the date of grant of the Option.

     5.2 Exercise Procedure. Options shall be exercisable by written notice to the Company (to the attention of the Company's Secretary) accompanied by payment in full of the applicable exercise price. Payment of such exercise price may be made (i) in cash (including check, bank draft or money order), (ii) at the discretion of the Committee, by delivery of a full recourse promissory note bearing interest at a rate not less than the applicable federal rate determined pursuant to Section 1274 of the Code as of the date of purchase or exercise (a "Note"), (iii) in shares of Common Stock valued at their Fair Market Value as of the date of exercise as provided in Section 5.3 below or (iv) a combination of the foregoing.

     5.3 Exchange of Previously Acquired Stock. The option price for shares being acquired upon the exercise of an Option may be paid, in full or in part, by the delivery to the Company of a number of shares of Common Stock having an aggregate Fair Market Value as of the "exercise measurement date" (as hereinafter defined) equal to the exercise price for the shares being acquired.

     5.4 Withholding Tax Requirements. It shall be a condition of the exercise of any Option (including any exercise of an alternative cash settlement right) that the Participant exercising the Option make appropriate payment or other provision acceptable to the Company with respect to any withholding tax requirement arising from such exercise. The amount of withholding tax required, if any, with respect to any Option exercise (the "Withholding Amount") shall be determined by the Treasurer or other appropriate officer of the Company, and the Participant shall furnish such information and make such representations as such officer requires to make such determination. If the Company determines that withholding tax is required with respect to any Option exercise, the Company shall notify the Participant of the Withholding Amount, and the Participant shall pay to the Company an amount not less than the Withholding Amount. In lieu of making such payment, the Participant may elect to pay the Withholding Amount by either (i) delivering to the Company a number of shares of Common Stock having an aggregate Fair Market Value as of the "measurement date" (as hereinafter defined) not less than the Withholding Amount or (ii) directing the Company to withhold (and not to deliver or issue to the Participant) a number of shares of Common Stock otherwise issuable upon the Option exercise having an aggregate Fair Market Value as of the measurement date not less than the Withholding Amount. If the Company approves, a Participant may elect pursuant to the prior sentence to deliver or direct the withholding of shares of Common Stock having an aggregate Fair Market Value in excess of the minimum Withholding Amount but not in excess of the Participant's applicable highest marginal combined federal income and state income tax rate, as estimated in good faith by such Participant. Any fractional share interests resulting from the delivery or withholding of shares of Common Stock to meet withholding tax requirements shall be settled in cash. All amounts paid to or withheld by the Company and the value of all shares of Common Stock delivered to or withheld by the Company pursuant to this Section 5.4 shall be deposited in accordance with applicable law by the Company as withholding tax for the Participant's account. If the Treasurer or other appropriate officer of the Company determines that no withholding tax is required with respect to the exercise of any Option (because such Option is an incentive stock option or otherwise), but subsequently it is determined that the exercise resulted in taxable income as to which withholding is required (as a result of a disposition of shares or otherwise), the Participant shall promptly, upon being notified of the withholding requirement, pay to the Company by means acceptable to the Company the amount required to be withheld; and at its election the Company may condition any transfer of shares issued upon exercise of an incentive stock option upon receipt of such payment. The term "measurement date" as used in this Section 5.4 shall mean the date on which any taxable income resulting from the exercise of an Option is determined under applicable federal income tax law.

     5.5 Conditions and Limitations on Exercise. At the discretion of the Committee, Options may be made exercisable, in one or more installments, upon
(i) the happening of certain events, (ii) the passage of a specified period of time, (iii) the fulfillment of certain conditions, or (iv) the achievement by the Company or any Subsidiary of certain performance goals. In the event of a Sale of the Company, the Committee may provide, in its discretion, that the outstanding Options shall become immediately exercisable and that such Options shall terminate if not exercised as of the date of the Sale of the Company or any other designated date or that such Options shall thereafter represent only the right to receive the excess of the consideration per share of Common Stock offered in such Sale of the Company over the exercise price of such Options.

     5.6 Expiration of Options.

          (a) Normal Expiration. In no event shall any part of any Option be exercisable after the stated date of expiration thereof.

          (b) Early Expiration Upon Termination of Employment. Except as otherwise provided by the Committee at the time of grant of such Options, upon termination for any reason of a Participant's employment by the Company and its Subsidiaries, all Options or portions thereof held by such Participant that are not vested and exercisable on the date of such termination shall expire and be forfeited as of such date and all vested Options held by such Participant shall expire to the extent not theretofore exercised on the first anniversary of (or, in the case of any incentive stock option, 90 days following) the date of such termination.


                                   ARTICLE VI

                               General Provisions

     6.1 Written Agreement. Each Option granted hereunder shall be embodied in a written option agreement which shall be signed by the Participant to whom the Option is granted and shall be subject to the terms and conditions set forth herein.

     6.2 Listing, Registration and Legal Compliance. If at any time the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to Options upon any securities exchange or under any state or federal securities or other law or regulation, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of Options or the purchase or issuance of shares thereunder, no Options may be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The holders of such Options will supply the Company with such certificates, representations and information as the Company shall request and shall otherwise cooperate with the Company in obtaining such listing, registration, qualification, consent or approval. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Committee may at any time impose any limitations upon the exercise of Options that, in the Committee's discretion, are necessary or desirable in order to comply with such Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options may be exercised, the Committee may, in its discretion and without the Participant's consent, so reduce such period on not less than 15 days' written notice to the holders thereof.

     6.3 Options Not Transferrable. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the Participant to whom they were granted, may be exercised only by such Participant (or his or her legal guardian or legal representative). In the event of the death of a Participant Options which are not vested and exercisable on the date of death shall terminate; exercise of Options granted hereunder to such Participant, which are vested as of the date of death, may be made only by the executor or administrator of such Participant's estate or the person or persons to whom such Participant's rights under the Options will pass by will or the laws of descent and distribution.

     6.4 Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the shares of Common Stock, the Board or the Committee may, in order to prevent the dilution or enlargement of rights under outstanding Options, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by outstanding Options and the exercise prices specified therein as may be determined to be appropriate and equitable.

     6.5 Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time (with or without cause), or confer upon any Participant any right to continue in the employ of the Company or any Subsidiary for any period of time or to continue to receive such Participant's current (or other) rate of compensation. No employee shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.

     6.6 Amendment, Suspension and Termination of Plan. The Board or the Committee may suspend or terminate the Plan or any portion thereof at any time and may amend it from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that no such amendment shall be made without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed, and no such amendment, suspension or termination shall impair the rights of Participants under outstanding Options without the consent of the Participants affected thereby, except as provided below. No Options shall be granted hereunder after the tenth anniversary of the approval of the Plan by the stockholders of the Company.

     6.7 Amendment of Outstanding Options. The Committee may amend or modify any Option in any manner to the extent that the Committee would have had the authority under the Plan initially to grant such Option; provided that, except as expressly contemplated elsewhere herein or in any agreement evidencing such Option, no such amendment or modification shall impair the rights of any Participant under any outstanding Option without the consent of such Participant.

     6.8 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided, however, that any such Committee member shall be entitled to the indemnification rights set forth in this paragraph 6.8 only if such member has acted in good faith and in a manner that such member reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit or proceeding a Committee member shall give the Company written notice thereof and an opportunity to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

                                    * * * * *